Exhibit 10.7

EXECUTION VERSION

THIRD OMNIBUS AGREEMENT

(SIXTH AMENDMENT AND CONSENT)

This THIRD OMNIBUS AGREEMENT (SIXTH AMENDMENT AND CONSENT), dated as of                     , 2007 (this “Omnibus Agreement”), is by and among ASA OPCO HOLDINGS, LLC, a Delaware limited liability company (“ASA Holdings”), ASA ALBION, LLC, a Delaware limited liability company (“Albion”), ASA BLOOMINGBURG, LLC, a Delaware limited liability company (“Bloomingburg”), and ASA LINDEN, LLC, a Delaware limited liability company (“Linden” and, together with ASA Holdings, Albion and Bloomingburg, the “Borrowers”), ASA Holdings, as Borrowers’ Agent, each of the Lenders party hereto, and WESTLB AG, New York Branch, as Administrative Agent for the Lenders (the “Administrative Agent”).

WHEREAS, pursuant to the Credit Agreement, dated as of February 6, 2006 (as amended by the First Amendment to Credit Agreement, dated as of May 23, 2006, the Second Amendment to Credit Agreement, dated as of August 15, 2006, the Third Amendment to Credit Agreement, dated as of August 30, 2006, the Omnibus Agreement (Consent, Fourth Amendment and Second Waiver), dated as of                     , 2006, the Second Omnibus Agreement (Second Consent, Fifth Amendment and Third Waiver) dated as of                     , 2006, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Borrowers’ Agent, each of the Lenders from time to time party thereto, the Administrative Agent, First National Bank of Omaha, as Collateral Agent for the Senior Secured Parties, First National Bank of Omaha, as Accounts Bank, WestLB AG, New York Branch, as Co-Syndication Agent, Lead Arranger, and Sole Lead Bookrunner, First National Bank of Omaha and Standard Chartered Bank, as Co-Syndication Agents and Lead Arrangers and CIT Capital USA INC. and ING Capital LLC, as Co-Documentation Agents and Lead Arrangers, the Lenders agreed to make a credit facility available to the Borrowers, subject to the terms and conditions set forth therein;

WHEREAS, pursuant to a letter dated July 11, 2007, delivered by the Borrowers’ Agent to the Administrative Agent (the “Request Letter”), the Borrowers have requested, among other things, that the Lenders (i) consent to a Change of Control resulting from the proposed purchase of one hundred percent (100%) of the Equity Interests in ASA Holdings by VeraSun Energy Corporation (“VeraSun”), (ii) permit proposed amendments to certain of the Cargill Goods and Services Agreements and the Grain Facility Leases in connection with such transaction and (iii) agree to amend certain provisions of the Credit Agreement in connection therewith.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Credit Agreement and herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. (a) Unless the context shall otherwise require, or unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Credit Agreement.

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(b) The following terms, when used in this Omnibus Agreement, have the following meanings:

“Change of Control Date” means the date on which VeraSun acquires one hundred percent (100%) of the Equity Interests in ASA Holdings, as notified in writing by the Borrowers’ Agent to the Administrative Agent.

Section 2. Amendments to the Credit Agreement to Become Effective Upon the Change of Control Date. Effective upon the Change of Control Date, the parties hereto hereby agree to amend (the “Amendment”) the following provisions of the Credit Agreement in the manner set forth as follows:

(a) The following definitions set forth in Section 1.01 (Defined Terms) will be deleted in their entirety: “Albion Required Subordinated Debt Disbursement”; “American Capital”; ASA Biofuels LLC Agreement”; “ASA Biofuels’ IPO”; “Bloomingburg Required Subordinated Debt Disbursement”; “Current Priority Subordinated Interest”; and “Deferred Priority Subordinated Interest”; “Intercreditor Agreement”; “Laminar”; “Linden Required Subordinated Debt Disbursement”; “Required Subordinated Debt Disbursements”; “Right of First Offer and Refusal Agreement”; “Subordinated Debt Agreements”; “Subordinated Debt Environmental Indemnity Agreement”; “Subordinated Debt Obligations”; “Subordinated Debt Negative Pledge Agreement”; “Subordinated Guaranty”; “Subordinated Lenders”; “Subordinated Loans”; “Subordinated Note Purchase Agreement”; and “USRG”.

(b) Each reference to “ASA Biofuels” in the following definitions set forth in Section 1.01 (Defined Terms) will be deleted and replaced with a reference to “VeraSun”: “ASAB Tax Preparer” (and such defined term shall be renamed “VeraSun Tax Preparer” and each reference to such term in the Financing Documents shall be replaced accordingly); “Federal Tax Distribution Amount”; “Knowledge”; “Loan Parties”; and “State Tax Distribution Amount”.

(c) The following definitions will be added to Section 1.01 (Defined Terms) in alphabetical order:

“Change of Control Date” means the date on which VeraSun acquires one hundred percent (100%) of the Equity Interests in ASA Holdings, as notified in writing by the Borrowers’ Agent to the Administrative Agent.

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“VeraSun” means VeraSun Energy Corporation, a corporation organized and existing under the laws of the State of South Dakota.

“VeraSun Tax Sharing Agreement” means that tax sharing agreement to which VeraSun and the Borrowers are parties, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d) The phrase “and the Albion Required Subordinated Debt Disbursement” beginning on the fifth line of the definition of “Albion Construction Budget” set forth in Section 1.01 (Defined Terms) will be deleted.

(e) The amount specified beginning on the third line of the definition of “Albion Required Equity Contribution” set forth in Section 1.01 (Defined Terms) will be deleted and replaced with the following amount: “forty eight million eight hundred twenty-seven thousand seven hundred seventy-three Dollars ($48,827,773)”.

(f) The definition of “ASAB Tax Preparer” is hereby deleted in its entirety and replaced (in alphabetical order) with the following: ““VeraSun Tax Preparer” means such nationally-recognized independent tax preparer selected by VeraSun that is reasonably acceptable to the Administrative Agent, who is responsible for preparing the annual tax returns for VeraSun; provided, that each of McGladrey & Pullen, LLP, PricewaterhouseCoopers LLP, Deloitte & Touche USA LLP, Ernst & Young LLP or KPMG LLP are deemed to be reasonably acceptable to the Administrative Agent.”; and each reference to “ASAB Tax Preparer” in the Financing Documents is replaced with a reference to “VeraSun Tax Preparer”.

(g) The phrase “and the Bloomingburg Required Subordinated Debt Disbursement” beginning on the sixth line of the definition of “Bloomingburg Construction Budget” set forth in Section 1.01 (Defined Terms) will be deleted.

(h) The amount specified beginning on the third line of the definition of “Bloomingburg Required Equity Contribution” set forth in Section 1.01 (Defined Terms) will be deleted and replaced with the following amount: “fifty million one hundred forty-seven thousand one hundred fifty-one Dollars ($ 50,147,151)”.

(i) The phrase “Required Subordinated Debt Disbursements;” on the tenth line of the definition of “Cash Flow” set forth in Section 1.01 (Defined Terms) will be deleted.

(j) The definition of “Change of Control” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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““Change of Control” means any transaction or series of related transactions (including any merger or consolidation) the result of which is that (i) ASA Holdings fails to maintain, directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of any of Albion, Bloomingburg or Linden (other than the Equity Interest held by the Independent Member) or (ii) VeraSun fails to maintain directly, legally or beneficially, at least fifty-one percent (51%) of the Equity Interests of ASA Holdings (other than the Equity Interest held by the Independent Member); provided, that as a condition to any transfer of Equity Interests in ASA Holdings by VeraSun, such Equity Interests shall continue to be pledged to the Collateral Agent, for the benefit of the Senior Secured Parties, and the Administrative Agent shall have received a satisfactory pledge agreement and satisfactory evidence of such Lien, as described in Section 6.01(i) (Conditions to First Construction Loan Borrowing — Lien Search; Perfection of Security) (other than Section 6.01(i)(iv)), together with an opinion of counsel reasonably satisfactory to the Administrative Agent addressing those matters relating to the acquisition and ownership of such Equity Interests, and the Lien thereon, as the Administrative Agent may reasonably request and a good standing certificate with respect to such transferee.”

(k) In the fifth paragraph of the definition of “Federal Tax Distribution Amount” set forth in Section 1.01 (Defined Terms): (i) The phrase “…ordinary business…” beginning on the sixteenth line will be deleted and replaced with the word “taxable”; (ii) the phrase “…Form 1065, U.S. Return of Partnership Income…” beginning on the seventeenth and twenty-fourth lines will be deleted and in each case replaced with the phrase “Form 1120, U.S. Corporation Income Tax Return”; (iii) the phrase “…ordinary business…” on the thirty-third line will be deleted and replaced with the phrase “alternative minimum taxable”; and (iv) the phrase “…Form 1065, U.S. Return of Partnership Income) of ASA Biofuels, adjusted for the alternative minimum tax (AMT) items (as would be reported on Schedule K of Form 1065, U.S. Return of Partnership Income)…” beginning on the thirty-third line will be deleted and replaced with the phrase “Form 4626, Alternative Minimum Tax – Corporations”.

(l) The definition of “Holdings Pledge Agreement” is hereby deleted in its entirety and replaced with the following: “Holdings Pledge Agreement” means the Amended and Restated Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated as of the Change of Control Date, among VeraSun (as successor-in-interest to ASA Biofuels), ASA Holdings and the Collateral Agent, pursuant to which VeraSun pledges one hundred percent (100%) of the Equity Interests in ASA Holdings to the Collateral Agent.

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(m) The definition of “Knowledge” will be amended by deleting all references to “ASA Biofuels LLC Agreement” and replacing them with references to “(or, in the case of VeraSun any president, chief executive officer, chief financial officer or similar officer)”.

(n) The phrase “and the Linden Required Subordinated Debt Disbursement” on the sixth line of the definition of “Linden Construction Budget” set forth in Section 1.01 (Defined Terms) will be deleted.

(o) The amount specified beginning on the third line of the definition of “Linden Required Equity Contribution” set forth in Section 1.01 (Defined Terms) will be deleted and replaced with the following amount: “forty eight million eight hundred twenty-nine thousand nine hundred eighty-six (48,829,986)”.

(p) The definition of “Management Services Agreement” is hereby deleted in its entirety and replaced with the following: “Management Services Agreement” means any (one or more) management or administrative services agreement, each in form and substance reasonably satisfactory to the Administrative Agent, entered into between one or more of the Borrowers and VeraSun; provided, that each such agreement is approved by the Administrative Agent prior to its execution.

(q) The word “State” will be added in the last line of the definition of “State Tax Distribution Amount” set forth in Section 1.01 (Defined Terms), between the words “…Applicable” and “Tax…”.

(r) Paragraph (iv) of the definition of “Financing Documents” set forth in Section 1.01 (Defined Terms) will be deleted in its entirety, and replaced with the following: “(iv) [Intentionally omitted];”.

(s) The definition of “Insolvency Proceeding” set forth in Section 1.01 (Defined Terms) will be deleted in its entirety and replaced with the following:

““Insolvency Proceeding” means, with respect to any Person, (i) any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such Person or any of its respective properties, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension, (ii) any proceeding for any liquidation, liquidating distribution, dissolution or other winding up of such Person, voluntary or involuntary, whether or

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not involving insolvency or bankruptcy proceedings, (iii) any assignment for the benefit of creditors of such Person, (iv) other marshalling of the assets of such Person, (v) such Person applies for, consents or acquiesces to, or permits or suffers to exist the appointment of a trustee, receiver, sequestration or other custodian for such Person or for a substantial part of its property, or (vi) such Person becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, debts as they become due.”

(t) The phrase “, each Subordinated Lender” in the definition of “Loan Parties” set forth in Section 1.01 (Defined Terms) will be deleted.

(u) Clause (b) of the definition of “Restricted Payments” set forth in Section 1.01 (Defined Terms) will be deleted in its entirety, and the following clauses of such definition shall be renumbered accordingly.

(v) Each reference to “ASA Biofuels” in the following Sections of the Credit Agreement will be deleted and replaced with a reference to “VeraSun”: Section 5.03 (Governmental Approvals); Section 5.12(b) (Collateral); Section 5.13(c) (Ownership of Properties); Section 5.14(c) (Taxes); Section 5.25 (Separateness); Section 6.04(h) (Conditions to Term Loan Borrowing — Security); Section 6.04(k) (Conditions to Term Loan Borrowing — Legal Opinions); Section 6.05(g) (Conditions to All Borrowings — No Litigation); Section 6.05(j) (Conditions to All Borrowings — Satisfactory Legal Form); Section 8.06(e)(i) (ASA Holdings Construction Account); Sections 8.08(b)(xii) and (xx) (Revenue Account); Section 9.01(f) (Events of Default — Cross Defaults); Section 9.01(g) (Events of Default — Judgments); Section 9.01(i) (Events of Default — Bankruptcy, Insolvency); Section 10.01(c) (Appointment and Authority); Section 10.10(a) (Collateral Agent May File Proof’s of Claim); and Section 10.11(b) (Collateral Matters).

(w) The phrase “and (C) closing fees paid on the Subordinated Loans” beginning on the tenth line of paragraph (iv) of Section 2.04(g) (Commitments and Borrowing — Borrowing of Loans) will be deleted and replaced with the following: “and (C) one million two hundred fifty thousand Dollars ($ 1,250,000)”.

(x) Paragraph (vii) of Section 2.04(g) (Commitments and Borrowing — Borrowing of Loans) will be deleted in its entirety and replaced with the following:

“(vii) seventh, to VeraSun, as reimbursement for, or repayment of, the Required Equity Contributions, in an amount equal to thirty-five percent (35%) of any outstanding

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Construction Loan Commitments that remain outstanding after the disbursements described in priorities first through sixth above.”

(y) Section 5.09 (Litigation) will be deleted in its entirety and replaced with the following: “There is no pending or, to the Knowledge of any Borrower, threatened material litigation, action, proceeding, or labor controversy against or, to the Knowledge of any Borrower, affecting any Borrower, any Plant or the Project. There is no pending or, to the Knowledge of any Borrower, threatened litigation, action, proceeding, or labor controversy against or, to the Knowledge of any Borrower, affecting VeraSun that has or would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Borrowers, there is no pending or threatened litigation, action, proceeding, or labor controversy against or affecting any Project Party that has or would reasonably be expected to have a Material Adverse Effect.”

(z) Section 5.14(c) (Taxes) is hereby amended by inserting at the end of such Section: “, other than the VeraSun Tax Sharing Agreement”.

(aa) 6.05(g) (Conditions to All Borrowings — No Litigation) is hereby amended by (x) deleting “ASAB Biofuels,” from clause (i), (y) inserting a new clause (ii) as follows: “No action, suit, proceeding or investigation shall have been instituted or, to the Knowledge of each Borrower, threatened against VeraSun that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect”, and (z) clause (ii) is renumbered accordingly.

(bb) Paragraph (ii) of Section 7.02(a) (Negative Covenants — Restrictions on Indebtedness of the Borrowers) will be deleted in its entirety, and replaced with the following: “(ii) [Intentionally omitted];”.

(cc) Section 7.02(n) (Negative Covenants — Subordinated Debt Agreements) will be deleted in its entirety, and replaced with the following: “(n) [Intentionally omitted].”

(dd) The following phrase will be added at the end of Section 7.02(t) (Negative Covenants — Construction Budget”):

“; provided, that the Line Item entitled “Cash Interest sub debt” set forth in the Construction Budgets shall be deemed to be completed for purposes of clause (ii) above on the Change of Control Date.”

(ee) 7.03(f)(i) (Reporting Requirements) is hereby deleted and the following text shall be substituted in its place: “(A) any material litigation or

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governmental proceeding pending or threatened in writing against any Borrower or (B) any litigation or governmental proceeding pending or threatened in writing against VeraSun that, in the case of this clause (B) only, has or would reasonably be expected to have a Material Adverse Effect;”

(ff) The phrase “or any Subordinated Debt Agreement” beginning on the third line of Section 7.03(g) (Reporting Requirements) will be deleted, and the word “or” will be added between the phrases “…the Management Services Agreement,” and “any Additional Project Documents…” in the third line of such Section.

(gg) Section 7.03(h) (Reporting Requirements) will be deleted in its entirety, and replaced with the following: “(h) [Intentionally omitted];”.

(hh) Paragraphs (x) and (xviii) of Section 8.08(b) (Revenue Account) will be deleted in their entirety, and replaced with the following: “(x) [Intentionally omitted];” and “(xviii) [Intentionally omitted];”, respectively.

(ii) The phrase “, or any Loan Party defaults in the due performance and observance of any of its obligations under the Intercreditor Agreement” beginning on the fourteenth line of Section 9.01(c) (Events of Default — Non-Performance of Certain Covenants and Obligations) will be deleted.

(jj) Section 9.01(g) (Events of Default — Judgments) is hereby amended by deleting the words “or ASA Biofuels”.

(kk) The phrase “Subject to the Right of First Offer and Refusal Agreement,” on the first line of Section 11.03(b) (Miscellaneous — Assignments) will be deleted, and the first letter of the word “any” immediately following such phrase will be capitalized.

(ll) The following terms will be deleted every time they are listed in Schedule 5.11-A: “Subordinated Guaranty”, “Subordinated Environmental Indemnity Agreement” and “Subordinated Negative Pledge Agreement”.

(mm) The following phrases set forth in Schedule 5.25 will be deleted: (a) “the Subordinated Guaranty and” on the third line of Section (vii); (b) “and the Subordinated Guaranty” on the third line of Section (xviii); and (c) “and the Subordinated Guaranty” beginning on the seventh line of Section (xx).

(nn) The phrase “and (C) closing fees paid on the Subordinated Loans” beginning on the eighth line of paragraph fourth of Section 2 (Use of Proceeds) of Exhibit A will be deleted and replaced with the following: “and (C) one million two hundred fifty thousand Dollars ($1,250,000)”.

(oo) Paragraph seventh of Section 2 (Use of Proceeds) of Exhibit A will be deleted in its entirety and replaced with the following:

“seventh, [            ] Dollars ($[            ]) to VeraSun, as reimbursement for, or repayment of, the Required Equity Contributions, which amount is equal to thirty-five percent (35%) of any outstanding Construction Loan Commitments that remain outstanding after the disbursements described in priorities first through sixth above.”

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(pp) Exhibit L will be amended by (i) deleting paragraphs (x) and (xviii), and paragraphs (q) and (y), in their entirety, and replacing them with the following: “(x) [Intentionally omitted];”, “(xviii) [Intentionally omitted];”, “(q) [Intentionally omitted].” and “(y) [Intentionally omitted].”, respectively and (ii) deleting the references to “ASA Biofuels” in paragraphs (xii) and (s) and replacing them with references to “VeraSun”.

(qq) The phrases “, the Right of First Offer and Refusal Agreement”, “or the Right of First Offer and Refusal Agreement”, and “and the Right of First Offer and Refusal Agreement” will be deleted every time they appear in Exhibit V. In addition, and also with respect to such Exhibit V, (I) the word “or” will be added on the seventh line of Section 4(a) between the phrases “…with the Credit Agreement,” and “the other Financing Documents…”; (II) the word “and” will be added on the fourth line of Section 4(b) between the phrases “…under the Credit Agreement,” and “the other Financing Documents…”; (III) the word “and” will be added on the seventh line of Section 4(b) between the phrases “…a copy of the Credit Agreement,” and “each other Financing Document…”; (IV) the word “or” will be added on the sixteenth line of Section 4(b) between the phrases “…under the Credit Agreement,” and “any other Financing Document…”; and (V) the word “and” will be added on the fourth lines of Sections 5(c)(i) and (ii), in each case between the phrases “…under the Credit Agreement,” and “the other Financing Documents”.

(rr) The phrase “or Subordinated Debt Agreement” on the third line of Section 6 of Exhibit W will be deleted, and the word “or” will be added on the second line of such Section between the phrases “…any Project Document,” and “Additional Project Document”.

Section 3. Consent. The Lenders hereby agree (the “Consents”) that, with the prior approval of the Administrative Agent, the Borrowers may enter into amendments to the Cargill Goods and Services Agreements and Grain Facility Leases, or supplemental agreements in connection therewith, to address the matters described in the Request Letter, and other clarifications or amendments related thereto; provided, that such amendments and agreements may not be executed or delivered prior to the Change of Control Date. The parties hereto acknowledge and agree that any supplemental agreements entered into by any Borrower pursuant to this Section 3 shall be Project Documents.

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Section 4. Obligations of the Borrowers in Connection with the Change of Control Date. In addition to each of their covenants, agreements and obligations set forth in the Credit Agreement, the Borrowers hereby jointly and severally agree with each Agent and each Lender that the occurrence of the Change of Control Date will be subject to the satisfaction of the following conditions:

(a) No later than three (3) Business Days prior to the Change of Control Date, the Borrowers shall give written notice to the Administrative Agent specifying the Change of Control Date.

(b) On the Change of Control Date, the Borrowers shall provide the Administrative Agent with a certified pay-off letter executed by each Subordinated Lender (i) confirming that all the Subordinated Debt Obligations have been irrevocably and indefeasibly paid in full, (ii) confirming that each Subordinated Debt Agreement (including each Subordinated Guaranty, the Subordinated Debt Environmental Indemnity Agreement and the Subordinated Debt Negative Pledge Agreement) has been terminated, and (iii) acknowledging that, effective upon the Change of Control Date, the Intercreditor Agreement and the Right of First Offer and Refusal Agreement have been terminated.

(c) Within three (3) Business Days after the Change of Control Date (or such other period of time reasonably acceptable to the Administrative Agent), the Borrowers shall file with the relevant registry/ies evidence of the termination in full of each of the Subordinated Debt Agreements or other documents and/or instruments executed pursuant thereto whose execution has been recorded in such registry/ies, and promptly thereafter shall deliver to the Administrative Agent acknowledgement copies or stamped receipt copies of the recordation of each such termination.

(d) Prior to the Change of Control Date, the form of VeraSun Tax Sharing Agreement shall have been provided to, and approved by, the Administrative Agent.

(e) On or before the Change of Control Date, the following conditions shall be satisfied:

(i)	a counterpart of this Amendment shall have been executed by each of the parties hereto and delivered to the Administrative Agent;

(ii)	the Administrative Agent shall have received satisfactory evidence, including certificates of good standing from the Secretaries of State of each relevant jurisdiction, that VeraSun is duly authorized as a corporation to carry on its business, and is duly organized, validly existing and in good standing in each jurisdiction in which it is required to be so authorized;

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(iii)	the Administrative Agent shall have received a legal opinion from New York and South Dakota counsel to VeraSun and the Borrowers, addressed to the Senior Secured Parties and in form and substance reasonably satisfactory to the Administrative Agent, addressing such matters related to VeraSun’s acquisition of the Equity Interest in ASA Holdings and the Lien granted pursuant to the Holdings Pledge Agreement as the Administrative Agent may reasonably request;

(iv)	the Administrative Agent shall have received satisfactory copies or evidence, as the case may be, of the following actions in connection with the perfection of the Security:

(A)	completed requests for information or lien search reports, dated no more than five (5) Business Days before the Change of Control Date (or such other date as reasonably acceptable to the Administrative Agent), listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Nebraska, Ohio, Indiana, South Dakota and any other jurisdictions reasonably requested by the Administrative Agent that name VeraSun as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings;

(B)	the execution of the Holdings Pledge Agreement (as defined in the Credit Agreement after giving effect to the Amendments) by each party thereto;

(C)	acknowledgment copies or stamped receipt copies of a proper of the UCC financing statement relating to the Holdings Pledge Agreement, duly filed with the Secretary of State of the State of South Dakota;

(D)	the original certificates representing all Equity Interests in ASA Holdings reflecting VeraSun, Inc. as the owner shall have been delivered to the Collateral Agent, in each case together with a duly executed transfer power and irrevocable proxy in the form attached to the Holdings Pledge Agreement;

(E)	evidence of the completion of all other actions, recordings and filings of or with respect to the Holdings Pledge Agreement that the Administrative Agent may deem necessary or desirable in order to continue to perfect and protect the first-priority Liens created under the Holdings Pledge Agreement;

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(v)	the Administrative Agent shall have received from VeraSun a certificate of an Authorized Officer dated as of the Change of Control Date, upon which the Administrative Agent and each Lender may conclusively rely, as to:

(A)	resolutions of its members, managers, directors or shareholders, as the case may be, then in full force and effect authorizing the Change of Control Closing and the execution and delivery of the Holding Pledge Agreement and the consummation of the transactions contemplate thereby;

(B)	the incumbency and signatures of those of its officers and representatives authorized to execute and otherwise act with respect to each Financing Document to which it is party; and

(C)	VeraSun’s Organic Documents, certifying that (1) such documents are in full force and effect and no term or condition thereof has been amended from the form thereof delivered to the Administrative Agent and (2) no material breach, material default or material violation thereunder has occurred and is continuing; and

(f) Promptly upon execution thereof, the Borrowers shall deliver to the Administrative Agent fully executed copies of the amendments and agreements described in Section 3 of this Omnibus Agreement, together with acknowledgement copies or stamped receipt copies of the recordation of a memorandum of any amendment to each Grain Facility Lease, if reasonably requested by the Administrative Agent.

Section 5. Certification by the Borrowers. This Omnibus Agreement is entered into by the Lenders in reliance on the Borrowers’ certifications that (i) as of the date hereof no Default or Event of Default has occurred and is continuing under the Credit Agreement, and (ii) all of the information provided in the Request Letter is true, complete and correct in all material respects.

Section 6. Limited Purpose; Effect on Credit Agreement. Notwithstanding anything contained herein, the Consents (i) are limited consents, (ii) are effective only with respect to the transactions described in this Omnibus Agreement for the specific instance and the specific purpose for which they are given, (iii) shall not be effective for any other purpose or transaction, and (iv) do not constitute an amendment or basis for a subsequent extension, waiver or consent of any of the provisions of the Credit Agreement. Except as expressly amended hereby or otherwise provided herein, (a) all of the terms and conditions of the Credit

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Agreement and all other Financing Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (b) nothing in this Omnibus Agreement shall constitute a waiver by the Lenders, of any Default or Event of Default, or shall constitute a waiver by the Lenders of any right, power or remedy available to the Lenders or the other Senior Secured Parties under the Credit Agreement, whether any such defaults, rights, powers or remedies presently exist or arise in the future. The Credit Agreement shall, together with the amendments set forth in this Omnibus Agreement, be read and construed as a single agreement. All references in the Credit Agreement and any related documents, instruments and agreements shall hereafter refer to the Credit Agreement, as amended hereby.

Section 7. Effective Date. This Omnibus Agreement shall become effective upon execution by the Required Lenders, the Administrative Agent, the Accounts Bank, the Collateral Agent, each of the Borrowers and the Borrowers’ Agent.

Section 8. Financing Document. The parties hereto agree that this Omnibus Agreement is a Financing Document.

Section 9. Authority; Etc. The execution and delivery by each of the Borrowers and the Borrowers’ Agent of this Omnibus Agreement are within the organizational authority of each of them and have been duly authorized by all necessary organizational action on the part of, and have been duly and validly executed by, each Borrower and the Borrowers’ Agent.

Section 10. Miscellaneous.

(a) THIS OMNIBUS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

(b) Section headings in this Omnibus Agreement are included herein for convenience of reference only and shall not constitute a part of this Omnibus Agreement for any other purpose or be given any substantive effect.

(c) This Omnibus Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(d) Delivery of an executed counterpart of a signature page of this Omnibus Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Omnibus Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Omnibus Agreement (Sixth Amendment and Consent) to be executed by their respective officers as of the day and year first above written.

ASA OPCO HOLDINGS, LLC, as Borrower

By:	/s/ George Schaefer
Name:	George Schaefer
Title:	CFO

ASA ALBION, LLC, as Borrower

By:	/s/ George Schaefer
Name:	George Schaefer
Title:	CFO

ASA BLOOMINGBURG, LLC, as Borrower

By:	/s/ George Schaefer
Name:	George Schaefer
Title:	CFO

ASA LINDEN, LLC, as Borrower

By:	/s/ George Schaefer
Name:	George Schaefer
Title:	CFO

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ASA OPCO HOLDINGS, LLC, as Borrowers’ Agent

By:	/s/ George Schaefer
Name:	George Schaefer
Title:	CFO

Third Omnibus Agreement (Sixth Amendment and Consent)

WESTLB AG, NEW YORK BRANCH, as Lender

By:	/s/ DUNCAN ROBERTSON
Name:	DUNCAN ROBERTSON
Title:	EXECUTIVE DIRECTOR

By:	/s/ James R. Anderson
Name:	James R. Anderson
Title:	Director

WESTLB AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ DUNCAN ROBERTSON
Name:	DUNCAN ROBERTSON
Title:	EXECUTIVE DIRECTOR

By:	/s/ James R. Anderson
Name:	James R. Anderson
Title:	Director

Third Omnibus Agreement (Sixth Amendment and Consent)

1st FARM CREDIT SERVICES, FLCA, as Lender

By:	/s/ DALE A. RICHARDSON
Name:	DALE A. RICHARDSON
Title:	VP Illinois Capital Markets Group

Third Omnibus Agreement (Sixth Amendment and Consent)

AGFIRST FARM CREDIT BANK, as Lender

By:	/s/ Bruce B. Fortner
Name:	Bruce B. Fortner
Title:	Vice President

Third Omnibus Agreement (Sixth Amendment and Consent)

BANK MIDWEST, N.A., as Lender

By:	/s/ David L. Rambo
Name:	David L. Rambo
Title:	Sr. V.P.

Third Omnibus Agreement (Sixth Amendment and Consent)

CIT CAPITAL USA INC., as Lender

By:	/s/ Scott Carlson
Name:	Scott Carlson
Title:	Vice President

Third Omnibus Agreement (Sixth Amendment and Consent)

FARM CREDIT SERVICES OF AMERICA, FLCA, as Lender

By:	/s/ Kathryn J. Frahm
Name:	Kathryn J. Frahm
Title:	VP Credit

Third Omnibus Agreement (Sixth Amendment and Consent)

FIRST NATIONAL BANK OF OMAHA, as Lender

By:	/s/ Stephanie H. Moline
Name:	Stephanie H. Moline
Title:	Executive Vice President

FIRST NATIONAL BANK OF OMAHA, as Collateral Agent

By:	/s/ Stephanie H. Moline
Name:	Stephanie H. Moline
Title:	Executive Vice President

FIRST NATIONAL BANK OF OMAHA, as Accounts Bank

By:	/s/ Stephanie H. Moline
Name:	Stephanie H. Moline
Title:	Executive Vice President

Third Omnibus Agreement (Sixth Amendment and Consent)

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as Lender

By:	/s/ Alfred S. Compton, Jr.
Name:	Alfred S. Compton, Jr.
Title:	ILLEGIBLE

Third Omnibus Agreement (Sixth Amendment and Consent)

NATIXIS, NEW YORK BRANCH, as Lender

By:	/s/ Pierre Audrain
Name:	Pierre Audrain
Title:	Director

By:	/s/ ROBERT PARK
Name:	ROBERT PARK
Title:	Associate

Third Omnibus Agreement (Sixth Amendment and Consent)

SCOTIABANC INC., as Lender

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

Third Omnibus Agreement (Sixth Amendment and Consent)

STANDARD CHARTERED BANK, as Lender

By:	/s/ JOSWER DE LA MERCED
Name:	JOSWER DE LA MERCED
Title:	ASSOCIATE DIRECTOR PROJECT FINANCE AMERICAS

By:	/s/ Maria L. Garcia
Name:	Maria L. Garcia
Title:	Credit Documentation Officer-A2710

Third Omnibus Agreement (Sixth Amendment and Consent)